Exhibit 23.2
                  INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Devon Energy Corporation:

     We consent to incorporation by reference herein of our report dated February 9, 2000 relating to the consolidated balance sheets of Devon Energy Corporation and subsidiaries as of December 31, 1999, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1999 annual report on Form 10-K of Devon Energy Corporation.


                                                   KPMG LLP
Oklahoma City, Oklahoma
October 9, 2000